EXHIBIT 23.1


                 ARTHUR ANDERSEN LLP

       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement on Form S-3, File No. 33-88828 and on Registration Statement
Form S-8, File No. 333-16291.



                            /s/ Arthur Andersen LLP

Atlanta, Georgia
March 27, 1997